OVERTON, BABIARZ & ASSOCIATES, P.C.

                                ATTORNEYS AT LAW

                               DENVER TECH CENTER

                      7720 EAST BELLEVIEW AVENUE, SUITE 200
                            ENGLEWOOD, COLORADO 80111

                                 (303) 779-5900
                            Facsimile (303) 779-6006


                                                                David J. Babiarz

                                 April 26, 2000



MedGrup Corporation
1880 Willow Park Way, Suite B
Monument, Colorado 80132-9086

     Re:  Registration Statement on Form SB-2 Covering Registration of Common
          Stock

Gentlemen and Ladies:

     We have acted as counsel to MedGrup Corporation, a Colorado corporation (the "Company"), in connection with the registration by the Company of 865,000 shares of Common Stock, including 745,000 shares presently outstanding (the "Shares") and 120,000 shares underlying a warrant issued to Kashner Davidson Securities Corporation (the "Warrant Shares"), all as more fully set forth in the Registration Statement on Form SB-2 to be filed by the Company on or about April 26, 2000.

     In such capacity, we have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, the Registration Statement on Form SB-2 to be filed by the Company this date (as the same may be further amended from time to time ("Registration Statement") and such other documents as we have deemed appropriate. Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. The Shares have been legally and validly authorized under the Articles of Incorporation of the Company, and represent duly and validly issued, fully paid and nonassessable common stock of the Company.

     3. The Warrant Shares, when issued and paid for in accordance with the terms of the Warrant, will be validly authorized and represent duly and validly issued, fully paid and non assessable common stock of the Company.

MedGrup Corporation
4/26/0
Page 2



     We hereby consent to the reference to our firm in the Registration Statement and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                         Sincerely,


                                         OVERTON, BABIARZ & ASSOCIATES, P.C.



                                         /s/ Overton, Babiarz & Associates, P.C.